Exhibit 99.1

ProFrac Holding Corp. Reports First Quarter 2023 Financial and Operational Results

WILLOW PARK, Texas, May 9, 2023 /PRNewswire/ -- ProFrac Holding Corp. (NASDAQ: ACDC) ("ProFrac", or the "Company") today announced financial and operational results for its first quarter ended March 31, 2023.

First Quarter 2023 Results and Recent Highlights

  Total revenue grew approximately 7% sequentially to $851.7 million over 2022 fourth quarter revenue
  Net income declined approximately 48% sequentially to $59.8 million
  Adjusted EBITDA(1) excluding Flotek declined approximately 5% sequentially to $255.0 million
  Annualized Adjusted EBITDA per fleet(2) excluding Flotek was $25.1 million on 40.7 average active fleets during the quarter
  The Company did not adjust for approximately $20 million of costs related to the conversion, optimization and retirement of certain acquired assets and businesses; excluding these costs Annualized Adjusted EBITDA per fleet excluding Flotek would have been approximately $27 million
  First quarter results include the consolidation of Flotek results which contributed $49.2 million in revenue and a loss of ($7.9) million in Adjusted EBITDA
  Following the acquisition of Performance Proppants, ProFrac is the largest provider of in-basin sand in North America

Matt Wilks, ProFrac's Executive Chairman, stated, "We are pleased to report that ProFrac delivered solid operational and financial results for the first quarter of 2023. Once again, we generated strong revenues and Adjusted EBITDA as we continue to execute on our strategy. I am proud of what this team has accomplished and excited to realize the full potential of this business as we move forward."

"During the first quarter, ProFrac incurred substantial costs related to our recent acquisitions of U.S. Well Services, Monarch Silica, REV, Performance Proppants and Producers. Management estimates that the Company incurred over $20 million of expenses associated with the optimization of these businesses, as well as with upgrading, standardizing and retirement of certain acquired assets. Because ProFrac is able to integrate acquired businesses so swiftly we recognize both the commercial and operational synergies as well as the associated integration expenses on an accelerated basis. As noted, we believe the profitability of the business was impacted while initiating our long-term integrated commercial strategy. While we are proud of the performance posted by the Company in the first quarter, we believe the earnings power of the business is much stronger than indicated by our first quarter financial results and believe the true potential will be recognized in the coming quarters."

Ladd Wilks, ProFrac's Chief Executive Officer, added, "In spite of integration costs, I'm proud to report that ProFrac increased revenue by 7% in a difficult commodity price environment. Our strategic priority has been and will continue to be increasing the number of fully integrated fleets that we operate, which in turn improves our value proposition to our customers. Our position as the leading producer of in-basin sand and one of the largest frac service providers is unique, and we look forward to demonstrating the earnings power of this combination."

First Quarter 2023 Financial Results

For the first quarter of 2023, consolidated revenues totaled $851.7 million, up approximately 7% sequentially. The increase was driven by a higher average active fleet count and material sales, partially offset by lower efficiencies during the quarter related to transitory commodity price headwinds.

Selling, general, and administrative costs were $76.3 million in the first quarter, of which $11.4 million related to Flotek and $13.1 million related to stock-based compensation. Excluding Flotek and stock-based compensation, selling, general, and administrative costs totaled $51.8 million.

Net income for the first quarter declined 48% sequentially to $59.8 million, or $0.40 per share of the Company's Class A common stock. Excluding the operating results attributable to Flotek, net income totaled $64 million.

In the first quarter, Adjusted EBITDA decreased 6% from the prior quarter and totaled $247.1 million. Excluding the operating results attributable to Flotek, Adjusted EBITDA totaled $255 million, or $25.1 million per average active fleet on an annualized basis.

Operating cash flow was $233.5 million in the first quarter, an increase of 47% from the previous quarter. Approximately $48.1 million was generated from a liquidation of working capital.

Outlook

As the Company looks towards the balance of 2023, ProFrac will pursue a similar disciplined approach as demonstrated by its E&P customers. The Company's focus is on optimizing recent transactions to maximize the generation of discretionary free cash flow. Moving forward, ProFrac will continue to react to market conditions to help ensure the Company's ability to earn its targeted rates of return and position the business to maximize shareholder returns.

Business Segment Information

The Stimulation Services segment generated revenues of $790.2 million in the first quarter of 2023, which resulted in $205.7 million of Adjusted EBITDA.

The Proppant Production segment generated revenues of $82.2 million in the first quarter of 2023, which resulted in $41.3 million of Adjusted EBITDA. Approximately 39% of the Proppant Production segment's revenue was intercompany.

The Manufacturing segment generated revenues of $67.1 million in the first quarter of 2023, which resulted in $8.0 million of Adjusted EBITDA. Approximately 95% of the Manufacturing segment's revenue was intercompany.

Our Other Business Activities generated revenues of $49.2 million in the first quarter of 2023, which resulted in a loss of ($7.9) million of Adjusted EBITDA. Approximately 76% of the Other Business Activities' revenue was intercompany. The Other Business Activities solely relate to the results of Flotek.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $83.2 million in the first quarter, excluding acquisitions. This is expected to accelerate over the next two quarters given the projected timing of project completions and cash outlays. During the first quarter, the Company continued to pursue various growth initiatives, specifically the construction of four e-fleets and the previously announced engine upgrade program, which will convert many legacy pumps to next generation technology. ProFrac will remain disciplined with capital allocation and the Company expects to reduce capex spend based on total fleet activity levels to ensure it maintains return thresholds on all capital investment.

Balance Sheet and Liquidity

Total gross debt outstanding as of March 31, 2023 was $1,291.2 million, $0.4 million of which was attributable to Flotek. Gross debt outstanding excluding amounts attributable to Flotek was $1,290.8 million, compared to $941.4 million as of December 31, 2022.

Total cash and cash equivalents as of March 31, 2023, excluding Flotek, was $57.5 million

As of March 31, 2023, and excluding amounts attributable to Flotek, the Company had $169 million of liquidity, including $57.5 million in cash and cash equivalents and $111.5 million of availability under its asset-based credit facility, excluding letters of credit outstanding.

Footnotes

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles ("GAAP") (a "Non-GAAP Financial Measure"). Please see "Non-GAAP Financial Measures" at the end of this news release.

(2) Adjusted EBITDA per fleet is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Measures" at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Wednesday, May 10, 2023 at 11:00 a.m. Eastern time / 10:00 a.m. Central time. Please dial 412-902-0030 and ask for the ProFrac Holding Corp. call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address https://ir.pfholdingscorp.com/news-events/ir-calendar. A telephonic replay of the conference call will be available through May 17, 2023 and may be accessed by calling 201-612-7415 using passcode 13735082#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated energy services company providing well stimulation services, proppants production and other complementary products and services to oil and gas companies engaged in the exploration and production ("E&P") of unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies' most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce "greenhouse gas" emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit the ProFrac's website at www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," or similar words. Forward-looking statements relate to future events or the Company's future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company's strategies and plans for growth; the Company's positioning, resources, capabilities, and expectations for future performance; customer, market and industry expectations; the anticipated benefits of the Company's acquisitions, mining operations, and vertical integration strategy; expectations regarding integration efforts and the costs associated with such integration, including impacts on profitability; the Company's intention to increase the number of fully integrated fleets; the Company's currently expected guidance regarding its 2023 financial and operational results; the Company's focus on digesting recent transactions and maximizing the generation of discretionary free cash flow; the Company's ability to earn its targeted rates of return and maximize shareholder returns; the Company's currently expected guidance regarding its planned capital expenditures and capital allocation in 2023; statements regarding the Company's liquidity; the Company's anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company's outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company's acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company's actions intended to achieve its 2023 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company's fleets and sand mines in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services; global and regional economic and financial conditions; the effectiveness of the Company's risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under "Non-GAAP Financial Measures," which could cause actual results to differ materially from current expectations included in the Company's forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about the Company's operational and financial performance or achievements through and including 2023. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA per fleet are non-GAAP financial measures and should not be considered as substitutes for net income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA and Adjusted EBITDA per fleet are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance because they allow us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates).

We view Adjusted EBITDA and Adjusted EBITDA per fleet as important indicators of performance. We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax provision, (iii) depreciation, depletion and amortization, (iv) loss on disposal of assets, (v) stock-based compensation, and (vi) other charges, such as reorganization costs, stock compensation expense and other costs related to our initial public offering, certain credit losses, (gain) or loss on extinguishment of debt, unrealized loss (or gain) on investment, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, and acquisition earn-out adjustments. We define Adjusted EBITDA per fleet for a particular period as Adjusted EBITDA calculated as a daily average of active fleets during period.

We believe that our presentation of Adjusted EBITDA and Adjusted EBITDA per fleet will provide useful information to investors in assessing our financial condition and results of operations. In particular, we believe Adjusted EBITDA per fleet allows investors to compare the performance of our fleets across comparable periods and against the fleets of our competitors who may have different capital structures, which may make a fleet-for-fleet comparison more difficult. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net income (loss) per fleet is the GAAP measure most directly comparable to Adjusted EBITDA per fleet. Adjusted EBITDA should not be considered as an alternative to net income (loss), and Adjusted EBITDA per fleet should not be considered as an alternative to net income (loss) per fleet. Adjusted EBITDA and Adjusted EBITDA per fleet have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA and Adjusted EBITDA per fleet may be defined differently by other companies in our industry, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and Adjusted EBITDA per fleet to the most directly comparable GAAP financial measure for the periods indicated.

-Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheet

	March 31,	Dec. 31
(In millions)	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$69.9	$35.1
Accounts receivable:
Trade customers, net	593.1	535.5
Related party	4.4	2.1
Inventories	283.1	249.5
Prepaid expenses and other current assets	43.1	43.2
Total current assets	993.6	865.4

Property, plant, and equipment, net	1,909.9	1,396.4
Operating lease right-of-use assets, net	109.4	112.9
Goodwill	327.7	240.5
Intangible assets, net	200.0	203.1
Investments	53.0	58.6
Deferred tax assets	0.4	0.4
Other assets	46.3	56.3
Total assets	$3,640.3	$2,933.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable:
Trade creditors	$515.0	$339.4
Related party	40.1	24.0
Accrued expenses	130.2	115.4
Current portion of long-term debt	139.4	127.6
Current portion of operating lease liabilities	37.0	36.0
Other current liabilities	73.4	25.7
Total current liabilities	935.1	668.1

Long-term debt	1,047.6	735.0
Long-term debt—related party	61.1	62.8
Operating lease liabilities	76.7	81.0
Other liabilities	64.1	36.0
Total liabilities	2,184.6	1,582.9

Redeemable noncontrolling interest	1,254.9	2,462.9

Total stockholders' equity (deficit)	200.8	(1,112.2)
Total liabilities, redeemable noncontrolling interest, and stockholders' equity (deficit)	$3,640.3	$2,933.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2023	2022	2022

Revenues	$851.7	$794.1	$345.0

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	541.7	471.0	236.5
Selling, general, and administrative	76.3	74.1	21.0
Depreciation, depletion and amortization	110.3	89.2	44.6
Acquisition and integration costs	12.3	25.9	13.0
Other operating expense (income), net	4.4	8.7	(0.1)
Total operating costs and expenses	745.0	668.9	315.0

Operating income	106.7	125.2	30.0

Other (expense) income:
Interest expense, net	(34.9)	(20.5)	(9.3)
Gain (Loss) on extinguishment of debt	4.1	(0.3)	(8.3)
Other (expense) income, net	(9.4)	8.3	8.2

Income before income taxes	66.5	112.7	20.6
Income tax expense	(6.7)	3.3	(0.6)

Net income	$59.8	$116.0	$20.0

Less: net income attributable to ProFrac Predecessor	-	-	(19.6)
Less: net loss (income) attributable to noncontrolling interests	4.2	8.3	(0.4)
Less: net income attributable to redeemable noncontrolling interests	(42.0)	(83.4)	-

Net income attributable to ProFrac Holding Corp.	$22.0	$40.9	$-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flow

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2023	2022	2022

Cash flows from operating activities:
Net income	$59.8	$116.0	$20.0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	110.3	89.2	44.6
Amortization of contract liabilities	(8.1)	-	-
Stock-based compensation	13.1	14.1	-
Loss on disposal of assets, net	1.5	(0.5)	(0.2)
Non-cash (gain) loss on extinguishment of debt	(4.1)	0.2	4.3
Amortization of debt issuance costs	6.1	2.0	1.4
Acquisition earn-out adjustment	(3.0)	-	-
Bad debt expense, net of recoveries	-	-	-
Provision for inventory obsolescence	-	-	-
Deferred tax expense	-	1.3	-
Unrealized (loss) gain on investments, net	9.7	(8.0)	(8.1)
Other non-cash items, net	0.1	2.0	-
Changes in operating assets and liabilities:			-
Changes in working capital	48.1	(57.7)	(18.3)
Net cash provided by operating activities	233.5	158.6	43.7

Cash flows from investing activities:
Acquisitions, net of cash acquired	(443.6)	(285.8)	(279.0)
Investment in property, plant & equipment	(83.2)	(116.7)	(41.5)
Proceeds from sale of assets	1.0	1.7	45.6
Investment in unconsolidated affiliate	-	-	(45.9)
Initial investment in Flotek	-	-	(10.0)
Other investments	-	2.0	(3.9)
Net cash used in investing activities	(525.8)	(398.8)	(334.7)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	320.0	0.1	560.3
Repayments of long-term debt	(18.2)	(15.9)	(227.8)
Borrowings from revolving credit agreements	406.7	314.2	97.9
Repayments to revolving credit agreements	(363.0)	(80.0)	(96.2)
Payment of debt issuance costs	(18.4)	(5.3)	(22.9)
Member contribution	-	-	5.0
Other	-	(1.7)	-
Net cash provided by financing activities	327.1	211.4	316.3

Net increase in cash, cash equivalents, and restricted cash	$34.8	$(28.8)	$25.3
Cash, cash equivalents, and restricted cash beginning of period	37.9	66.7	5.4
Cash, cash equivalents, and restricted cash end of period	$72.7	$37.9	$30.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2023	2022	2022

Net income	$59.8	$116.0	$20.0

Interest expense, net	34.9	20.5	9.3
Depreciation, depletion and amortization	110.3	89.2	44.6
Income taxes	6.7	(3.3)	0.6
Loss (gain) on disposal of assets, net	1.5	(0.5)	(0.2)
(Gain) loss on extinguishment of debt	(4.1)	0.3	8.3
Acquisition earn-out adjustment	(3.0)	-	-
Stock-based compensation	2.9	3.9	-
Stock-based compensation related to deemed contributions	10.2	10.2	-
Provision for credit losses, net of recoveries	0.1	1.9	-
Reorganization costs	-	-	0.1
Acquisition and integration costs(1)	12.3	25.9	13.0
Litigation expenses and accruals for legal contingencies(2)	5.8	7.3	-
Unrealized loss (gain) on investments, net	9.7	(8.0)	(8.1)
Adjusted EBITDA	$247.1	$263.4	$87.6

(1) Acquisition and Integration Related Expenses represent legal, consulting and advisory fees incurred in connection with transactions, as well as severance, IT costs and other integration expenses.

(2) Represents legal costs incurred in connection with a patent infringement lawsuit against Halliburton.

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Pro Forma Adjusted EBITDA excluding Flotek

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions except average active fleets and annualization factor)	2023	2022	2022

Net income (loss)	$59.8	$116.0	$20.0

Interest expense, net	34.9	20.5	9.3
Depreciation, depletion and amortization	110.3	89.2	44.6
Income taxes	6.7	(3.3)	0.6
Loss (gain) on disposal of assets, net	1.5	(0.5)	(0.2)
(Gain) loss on extinguishment of debt	(4.1)	0.3	8.3
Acquisition earn-out adjustment	(3.0)	-	-
Stock-based compensation	2.9	3.9	-
Stock-based compensation related to deemed contributions	10.2	10.2	-
Provision for credit losses, net of recoveries	0.1	1.9	-
Reorganization costs	-	-	0.1
Acquisition and integration costs(1)	12.3	25.9	13.0
Litigation expenses and accruals for legal contingencies(2)	5.8	7.3	-
Unrealized loss (gain) on investments, net	9.7	(8.0)	(8.1)
Total adjusted EBITDA for reportable segments	$247.1	$263.4	$87.6
Less: other business activities operating results	7.9	5.8	-
Adjusted EBITDA excluding other business activities	255.0	269.2	87.6
Average active fleets	40.7	36.0	21.7
Adjusted EBITDA excluding other business activities per average active fleet	6.3	7.5	4.0
Annualization factor	4.0	4.0	4.0
Annualized adjusted EBITDA excluding other business activities per average active fleet	$25.1	$29.9	$16.1

(1) Acquisition and Integration Related Expenses represent legal, consulting and advisory fees incurred in connection with transactions, as well as severance, IT costs and other integration expenses.

(2) Represents legal costs incurred in connection with a patent infringement lawsuit against Halliburton.

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended
	March 31	Dec. 31	March 31
(In millions)	2023	2022	2022

Revenues
Stimulation services	$790.2	$767.4	$336.2
Proppant production	82.2	35.4	12.4
Manufacturing	67.1	51.1	32.0
Other	49.2	49.6	-
Total segments	988.7	903.5	380.6
Eliminations	(137.0)	(109.4)	(35.6)
Total revenues	$851.7	$794.1	$345.0

Adjusted EBITDA
Stimulation services	$205.7	$252.1	$73.6
Proppant production	41.3	20.2	7.9
Manufacturing	8.0	(3.1)	6.1
Other	(7.9)	(5.8)	-
Adjusted EBITDA for reportable segments	$247.1	$263.4	$87.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	March 31	Dec. 31
(In millions)	2023	2022

Current portion of long-term debt	$139.4	$127.6
Long-term debt	1,047.6	735.0
Long-term debt—related party	61.1	62.8
Total debt	1,248.1	925.4

Plus: Unamortized debt issuance costs	43.1	34.0
Total gross debt	1,291.2	959.4

Less: Cash and cash equivalents	(69.9)	(35.1)
Net debt	$1,221.3	$924.3

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt excluding Other Business Activities

	March 31	Dec. 31
(In millions)	2023	2022

Current portion of long-term debt	$139.2	$112.4
Long-term debt	1,047.4	732.2
Long-term debt - related party	61.1	62.8
Total debt	1,247.7	907.4

Plus: Unamortized debt issuance costs	43.1	34.0
Total gross debt	1,290.8	941.4

Less: Cash and cash equivalents	(57.5)	(22.8)
Net debt	$1,233.3	$918.6

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
Bryan Wheatly – Director, Investor Relations
investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com